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                                                            Exhibit Number--21.1

Sykes Enterprises, Incorporated
List of Subsidiaries

Sykes Enterprises Incorporated of Canada                          Canada
Sykes Enterprises Incorporated Holdings B.V                       Netherlands
Sykes Enterprises Incorporated, B.V                               Netherlands
Sykes Realty, Inc.                                                Florida
Sykes Financial Services, Inc.                                    Florida
Sykes Enterprises-South Africa, Inc.                              Florida
Sykes Datasvar Support AB                                         Sweden
Sykes Holdings of Belgium B.V.B.A                                 Belgium
Translation, Fulfillment & Communication, N.V. (""Traffic'')      Belgium
Sykes Enterprises GmbH                                            Germany
Telcare Gesellschaft faur Telekommunikations-Mehrwertdieste
 mbH (""Telcare'')                                                Germany
TAS Telemarketing Gesellschaft faur Kommunikations und Dialog
 mbH (""TAS I'')                                                  Germany
Sykes Verwaltungrgesellschaft mbH, f/k/a TAS Hedi Fabinyi
 GmbH (""TAS II'')                                                Germany
TAS GmbH Nord Telemarketing und Vertriebsberatung (""TAS III'')   Germany
McQueen Limited                                                   Scotland
McQueen International Limited                                     Scotland
McQueen Integrated Manufacturing Services Ltd.                    Scotland
McQueen Graphics Ltd.                                             Scotland
McQueen Europe Ltd.                                               Scotland
Link Network Ltd.                                                 Scotland
McQueen Benelux BV                                                Netherlands
McQueen France SA                                                 France
McQueen Inc.                                                      United States
McQueen Skandinavian AB                                           Sweden
Oracle Service Networks Corporation                               Canada
NAL Path Inc.                                                     Canada
248 Pall Mall Inc.                                                Canada
Clinidata Corporate                                               Canada